Outerwall Inc. 2014 Analyst Day February 26, 2014 Exhibit (a)(5)(vi)

© 2014 Outerwall Inc. All Rights Reserved. These materials may not be reproduced, altered, or distributed without the express written consent of Outerwall Inc. 2
Safe Harbor for Forward-Looking Statements
Various remarks that we may make about future expectations, plans and prospects for the company constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Actual
results may differ materially from those indicated by these forward-looking statements as a result of various factors, including those discussed in our most recent
Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents (including regarding our tender offer) filed with the Securities and
Exchange Commission. Outerwall Inc. assumes no obligation and does not intend to update these forward-looking statements.
Reconciliation of GAAP and Non-GAAP Financial Measures
This presentation contains references to both GAAP and non-GAAP financial measures. Reconciliations between GAAP and non-GAAP financial measures and definitions of non-GAAP financial measures are available in Appendix A to this presentation, which is posted on the Investor Relations section of Outerwall’s website at ir.outerwall.com.

Galen C. Smith Chief Financial Officer

Focused on Value Creation
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Drive
profitability
and FCF
Maximize
return on
capital
Optimize
capital
structure
Financial Properties

2013 Financial Highlights*
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*2012 results have been restated for operations discontinued in 2013
**See Appendix A for a discussion of non-GAAP financial measures, including the exclusion of certain non-core items
4.9%
Revenue
$Bn
1.1%
Core Adjusted
EBITDA**
$MM
15.0%
Core Diluted EPS**
$2.2
$2.3
2012 2013
$486.2
$491.7
2012 2013
$5.15
$5.92
2012 2013

Delivering on our Commitments
• Focus core Redbox and Coinstar businesses
on profitability and free cash flow
– Invest a limited amount in new venture R&D governed
by a strict capital allocation model
– Potential for opportunistic, but infrequent, acquisitions
of limited size
• Maintain a conservative fiscal policy
– Target net leverage ratio* of 1.75 – 2.25x, with exceptions for acquisitions
• Maintain strong liquidity profile with
broad access to capital markets
• Target returning 75% – 100% of free cash
flow to shareholders
Cost Structure
Recent reduction in operating expenses
Capital Structure
Steps taken to move into target leverage
range in Q1
Capital Allocation
Our new approach was applied to the New
Ventures review
Return of Capital
Recently announced a $350MM tender offer
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*Net leverage ratio is defined as total outstanding debt, including capital leases, less domestic cash and cash equivalents, then divided by core adjusted EBITDA from continuing operations

Drive Profitability and Free Cash Flow
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Focusing New
Ventures Segment
Aligning Costs
with Revenue
Identifying Tax
Savings
Discontinued Rubi™,
Crisp Market™
and Star
Studio™
in Q4 2013
creating $18MM of benefit
beginning in 2013 as
results moved to
discontinued operations
•
•
•
Scaling ecoATM
Limited investment in
SAMPLEit™
to prove
business
•
Reduced headcount by
251 positions, or 8.5%, in
Q4 2013
•
Expect annual headcount
savings of $22MM in 2014
and beyond
•
Creating additional
leverage through shared
services, while lowering
costs across the
enterprise
•
Sale of subsidiary in Q2
2013 generated a $17.8MM
tax saving
•
Recognized tax savings
from a worthless stock
deduction in Q4 2013 of
$16.7MM

Managing Capital Expenditures
$MM
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14% 12% 10% 9% 7%
% of
revenue
*Guidance as of Feb 6, 2014
Historical periods include capital expenditures related to New Ventures concepts discontinued in 2013
4% - 5%
$148.5
$170.8
$179.2
$208.1
$157.7
Guidance*
$100 – $125
$100.0
$125.0
$150.0
$175.0
$200.0
$225.0
2009 2010 2011 2012 2013 2014

Optimizing the Capital Structure
•
Extended Outerwall’s debt maturity profile and reduced near-term maturities
– Inaugural high yield debt offering in Q1 2013
– Expansion of credit facility through the accordion feature in Q4 2013
Capital Structure as of December 31, 2012
$MM, annual debt maturities
Capital Structure as of December 31, 2013
$MM, annual debt maturities
Term Loan Convertible Notes Undrawn Revolver HY notes
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2013E 2014E 2015E 2016E 2017E 2018E 2019E
2014E
2015E
2016E
2017E
2018E
2019E
900
600
300
0
900
600
300
0

Maximizing Return on Capital
•
Executing on commitment to optimize capital
allocation and drive overall value creation
•
Evaluating investment opportunities, whether
internal or external, using a consistent approach to
measure relative risk-adjusted returns
•
Taking a more disciplined approach to internal
investments, especially related to new ideas
– New businesses are evaluated at multiple
points during the year to ensure milestones are
achieved before investing further
•
Repurchasing shares continues to provide an
attractive return on capital
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Growing Return of Value to Shareholders
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$MM
Share Repurchases
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2010 2011 2012 2013 2014
Completed Tender, if fully subscribed Cumulative

Tender Offer Demonstrates Commitment to
Delivering Shareholder Returns
•
On February 7, we launched a modified “Dutch auction” tender offer*
for $350MM of Outerwall’s common stock
•
The tender offer expresses our confidence in our business and long-term growth potential
•
Outerwall shareholders will have the opportunity to tender shares at a price per share of not less than $66.82 and not greater than
$76.32 (a premium of 5% – 20% on the closing price on February 6)
– Based on the tender price range, if the tender is fully subscribed, we would repurchase 4.6MM – 5.2MM shares
•
The tender will expire at Midnight on March 7, 2014, unless
otherwise extended or withdrawn
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*See Appendix B for Important Information Regarding the Tender Offer

Cumulative Return Outperforming Benchmarks
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Cumulative Total Return Comparison*
*Total stockholder return of an investment of $100 on Dec 31, 2008 for Outerwall common stock, the NASDAQ Composite Index, the Russell 2000 and S&P 500 Index,
assuming reinvestment of dividends, as of Dec 31 of each fiscal year shown
Source: Capital IQ
$350
$300
$250
$200
$150
$100
$50
$0
2009 2010
2011 2012 2013
Outerwall Inc. NASDAQ Composite
Russell 2000
S&P 500

Outerwall
NASDAQ:OUTR

redbox
NEW RELEASE
movies & games
coinstar
Beyond
the coin
Outerwall

Ongoing Redbox
®
and Coinstar
®
kiosk optimization
Scaling ecoATM
Complete Redbox Canada expansion
Redbox Instant™ by Verizon
Coinstar™ Exchange
Repurchase shares
2014 Investment Focus
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Improving Free Cash Flow Generation
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Net cash flows from operations $300 – $365MM
Capital expenditures                    $100 – $125MM
Free cash flow $200 – $240MM
2014 full year guidance as of Feb 6, 2014
2014 Guidance:
Returning 75% –
100%
of free cash flow to shareholders

Targets through 2015
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8% – 12% annual growth rate
Consolidated revenue
4% – 6% annual growth rate
Core adjusted EBITDA from continuing
operations
15% – 25% annual growth rate
Core diluted EPS from continuing operations
3 year range of $600 – $675MM
Free cash flow
1% – 2% of total revenue
Corporate CAPEX

Outerwall™
NASDAQ:OUTR

redbox

redbox®

coinstar

coinstar

Targets through 2015
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New Ventures
Revenue as % of consolidated revenue by 2015:
9% – 12%
System-wide annual rental
growth: 2% – 5%
Net annual revenue growth :
4% – 7%
Segment operating profit
margin: 20% – 25%
CAPEX as a % of sales:
1% – 2%
Net annual revenue growth:
4% – 6%
Segment operating profit
margin: 32% – 36%
CAPEX as a % of sales:
6% – 13%

Focused on Value Creation
•
Managing our core, maturing businesses to drive enhanced
profitability and free cash flow
•
Focusing our New Ventures segment by scaling ecoATM
•
Continuing to align costs with revenue, and leveraging investments in infrastructure and shared services
•
Allocating capital based on risk-adjusted returns
•
Refining capital structure to better align with stage of core businesses
•
Returning 75% – 100% of free cash flow to shareholders
© 2014 Outerwall Inc. All Rights Reserved. These materials may not be reproduced, altered, or distributed without the express written consent of Outerwall Inc. 18
Our actions demonstrate confidence in
Outerwall’s long-term growth potential and focus
on delivering enhanced shareholder returns

Appendix A

Use of Non-GAAP Financial Measures
© 2014 Outerwall Inc. All Rights Reserved. These materials may not be reproduced, altered, or distributed without the express written consent of Outerwall Inc. 21
Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”).
We use the following non-GAAP financial measures to evaluate our financial results:
       Core adjusted EBITDA from continuing operations;
       Core diluted earnings per share (“EPS”) from continuing operations; and
       Free cash flow.
These measures, the definitions of which are presented below, are non-GAAP because they exclude certain amounts which are included in the most directly comparable measure calculated and presented in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for our GAAP financial measures and may not be comparable with similarly titled measures of other companies.
Core and Non-Core Results
We distinguish our core activities, those associated with our primary operations which we directly control, from non-core activities. Non-core activities are primarily nonrecurring events or events we do not directly control. Our non-core adjustments include i) restructuring costs associated with actions to reduce costs in our continuing operations primarily through workforce reductions across the Company, ii) acquisition costs primarily related to the NCR Asset Acquisition and acquisition of
ecoATM, iii) compensation expense for rights to receive cash issued in conjunction with our acquisition of ecoATM and attributable to post-combination services as they are fixed amount acquisition related awards and not indicative of the directly controllable future business results, iv) income or loss from equity method investments, which represents our share of income or loss from entities we do not consolidate or control and the impact of the gain on re-measurement of our previously held equity interest in ecoATM upon acquisition, v) a gain on the grant of a license to use certain Redbox trademarks to Redbox
Instant™ by Verizon, vi) benefits from release of indemnification reserves upon settlement of the Sigue Note and vii) a tax benefit related to the recognition of a worthless stock deduction in a corporate subsidiary ("Non-Core Adjustments").
We believe investors should consider our core results because they are more indicative of our ongoing performance and trends, are more consistent with how management evaluates our operational results and trends, provide meaningful supplemental information to investors through the exclusion of certain expenses which are either non-recurring or may not be indicative of our directly controllable business operating results, allow for greater transparency in assessing our performance, help investors better analyze the results of our business and assist in forecasting future periods.
•
•
•

Reconciliation of GAAP and Non-GAAP Financial Measures
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Twelve Months Ended
December 31,
Dollars in thousands 2013 2012
Net income from continuing operations $ $
Depreciation, amortization and other
Interest expense, net
Income taxes
Share-based payments expense (1)
Adjusted EBITDA from continuing operations 477,808
Non-Core Adjustments:
Restructuring costs —
Acquisition costs 3,235
Rights to receive cash issued in connection with the acquisition of
ecoATM —
Loss from equity method investments
Sigue indemnification reserve releases —
Gain on previously held equity interest on ecoATM —
Gain on formation of Redbox Instant by Verizon —
Core adjusted EBITDA from continuing operations $ $
(1) Includes both non-cash share-based compensation for executives, non-employee directors and employees as well as share-based payments for content arrangements.
208,091
203,094
32,801
34,477
16,831
495,294
4,495
5,669
8,664
48,448
(2,542)
(68,376)
491,652
160,452
184,405
15,648
97,941
19,362
24,684
(19,500)
486,227
Core Adjusted EBITDA from continuing operations
Our non-GAAP financial measure core adjusted EBITDA from continuing operations is defined as earnings from continuing operations before depreciation, amortization and other; interest expense, net; income taxes; share-based payments expense; and
Non-Core Adjustments.
A reconciliation of core adjusted EBITDA from continuing operations to net income from continuing operations, the most comparable GAAP financial measure, is presented in the following table:

Reconciliation of GAAP and Non-GAAP Financial Measures
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Core Diluted EPS from continuing operations
Our non-GAAP financial measure core diluted EPS from continuing operations is defined as diluted earnings per share from continuing operations excluding Non-Core Adjustments, net of applicable taxes.
A reconciliation of core diluted EPS from continuing operation to diluted EPS from continuing operations, the most comparable GAAP financial measure, is presented in the following table:

Twelve Months Ended
December 31,
  2013 2012
Diluted EPS from continuing operations $ 7.33
$
4.99
Non-core adjustments, net of tax:
Restructuring costs 0.10
—
Acquisition costs 0.17
0.06
Rights to receive cash issued in connection with the acquisition of
ecoATM 0.25
—
Loss from equity method investments 1.04
0.47
Sigue indemnification reserve releases
(0.05)
—
Gain on previously held equity interest on ecoATM
(2.33)
—
Gain on formation of Redbox Instant by Verizon —
(0.37)
Tax benefit on recognition of outside basis difference
(0.59)
—
Core diluted EPS from continuing operations $ 5.92
$
5.15
(1) Non-core adjustments are presented after-tax using the applicable effective tax rate for the respective periods.
(1)

Reconciliation of GAAP and Non-GAAP Financial Measures
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Free Cash Flow
Our non-GAAP financial measure free cash flow is defined as net cash provided by operating activities after capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our securities.
A reconciliation of free cash flow to net cash provided by operating activities, the most comparable GAAP financial measure, is presented in the following table:
Twelve Months Ended
December 31,
Dollars in thousands 2013 2012
Net cash provided by operating activities

$        324,091
$      463,906
Purchase of property and equipment         (157,669)         (208,054)
Free cash flow   $       166,422

$     255,852

Appendix B

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Important Information Regarding the Tender Offer
This presentation is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any shares of Outerwall's common stock. The tender offer is being made only pursuant to the Offer to Purchase, the Letter of Transmittal and related materials dated February 7, 2014 that Outerwall distributed to its stockholders and filed with the SEC. Stockholders should read carefully the Offer to
Purchase, the Letter of Transmittal and related materials because they contain important information, including the various terms and conditions of the tender offer.
Stockholders are urged to carefully read these materials prior to making any decision with respect to the tender offer.  Stockholders may obtain free copies of the Offer to
Purchase, the Letter of Transmittal and other related materials filed with the SEC at the SEC's website at www.sec.gov or at the "SEC Filings" tab at ir.outerwall.com. In addition, stockholders may also obtain copies of these documents, as available, free of charge, by contacting Innisfree M&A Incorporated, the Information Agent for the
tender offer, by telephone at (888) 750-5834 (and for bankers and brokers collect at
(212) 750-5833), or in writing to 501 Madison Avenue, 20th floor,  New York, New
York 10022. Further, stockholders who have questions regarding the tender offer may contact Innisfree as described above or Morgan Stanley & Co. LLC, the dealer manager for the tender offer, at (855) 483-0952.